United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

☒	Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

Levi Strauss & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

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Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, APRIL 8, 2020

The following Notice of Change of Location relates to the proxy statement of Levi Strauss & Co. (the “Company”), dated February 27, 2020, made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting to be held on Wednesday, April 8, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 24, 2020.

This Notice Should Be Read In Conjunction With The Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 8, 2020

FOR IMMEDIATE RELEASE

Levi Strauss & Co. Changes its Annual Shareholders Meeting to a Virtual Format

SAN FRANCISCO—MARCH 24, 2020—Levi Strauss & Co. (NYSE:LEVI) today announced that, due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations and orders from federal and California authorities, the location of our annual meeting has been changed to a virtual format only.

As previously announced, the annual meeting will be held on Wednesday, April 8, 2020 at 10:30 a.m., Pacific Time. Online access to the meeting will begin at 10 a.m. Pacific Time. Shareholders will not be able to attend the annual meeting in person.

Attending the Virtual Meeting as a Shareholder of Record

If you were a shareholder of record as of February 14, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/262608743 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, LEVI2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial owner of record as of February 14, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a valid proxy from your broker, bank or other agent. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Valid Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on Friday, April 3, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/262608743 and enter your control number and the meeting password, LEVI2020.

Asking Questions

If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/262608743, entering your control number and meeting password, LEVI2020, and clicking on the message icon in the upper right hand corner of the page. To return to the main page, click the “I ” icon at the top of the screen.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/262608743 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

About Levi Strauss & Co.

Levi Strauss & Co. (LS&Co.) is one of the world’s largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,000 retail stores and shop-in-shops. Levi Strauss & Co.’s reported 2019 net revenues were $5.8 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.

Investor Contact:

Aida Orphan

Levi Strauss & Co.

(415) 501-6194

Investor-relations@levi.com

Media Contact:

Kelly Mason

Levi Strauss & Co.

(415) 501-7777

newsmediarequests@levi.com

Source: Levi Strauss & Co.